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                                                                     EXHIBIT 8.1

SIGNIFICANT SUBSIDIARIES

      The following table shows the significant subsidiaries owned, directly or indirectly, by DaimlerChrysler AG as of December 31, 2001, as defined in Regulation S-X, Section 210.1-02(w):


NAME OF COMPANY                                                                                                   PERCENTAGE
                                                                                                                     OWNED

Chrysler do Brasil Ltda., Sao Paolo, Brazil                                                                          100.0
Chrysler International Corporation, Auburn Hills, MI, a Delaware corporation                                         100.0
DaimlerChrysler Argentina S.A., Buenos Aires, Argentina                                                              100.0
DaimlerChrysler Canada Inc., Windsor, Canada                                                                         100.0
DaimlerChrysler Corporation, Auburn Hills, MI, a Delaware corporation                                                100.0
DaimlerChrysler de Mexico S.A. de C.V., Santa Fe, Mexico                                                             100.0
DaimlerChrysler Motors Corporation, Auburn Hills, MI, a Delaware corporation                                         100.0
DaimlerChrysler North America Holding Corporation, Auburn Hills, MI, a Delaware corporation                          100.0
DaimlerChrysler Services North America LLC, Southfield, MI, a Michigan limited liability company                     100.0
Freightliner LLC, Portland, OR, a Delaware limited liability company                                                 100.0
Mercedes-Benz Leasing Argentina S.A., Buenos Aires, Argentina                                                        100.0
Micro Compact Car smart GmbH, registered in Renningen, Germany                                                       100.0